Exhibit 99.1

GBS Inc. Reports Second Quarter 2022 Financial Results and

Recent Business Highlights

– Discussions underway between the University of Newcastle and GBS to oversee the high-tech manufacturing facility supported by its $4.7 Million Grant Funding

Award from Australian Government –

- $11.19 Million in Cash, Cash Equivalents, and Marketable Securities as of

December 31, 2021, Provides Estimated Runway into H1 2023 –

-To Host Conference Call and Webcast Today at 4:30 p.m. ET-

New York, NY, February 10, 2022 – GBS Inc. (Nasdaq: GBS), a life sciences company developing non-invasive, real-time diagnostic testing in the hands of patients and their primary health practitioners at point-of-care, today announced its financial results for the second quarter ended December 31, 2021, and provided a recent business update. Management will host a webcast and conference call at 4:30 p.m. today after market.

“This has been a productive quarter for the GBS team as we continue to development our lead asset for saliva-based glucose testing. Our team is actively engaged with partners across the globe to initiate clinical studies, build world class manufacturing faculties and establish sale partnership opportunities in Asia,” Interim Chief Executive Officer of GBS, Dr. Steven Boyages said. “We are fortunate to have built upon several collaborative relationships this quarter that will position our manufacturing, funding and clinical operations for success in the year ahead.”

Q2 2022 & Recent Highlights

Key Development and Manufacturing Advancements

●	Sourcing for required equipment has commenced. This sourcing has the dual purpose of immediately utilizing the equipment in the interests of efficiency to progress development of the biosensor and at the same time commission this equipment in preparation for the facility. The initial batch of equipment is expected to be ordered in April and finalized in June 2022.
●	Discussions are underway between the University of Newcastle and GBS Inc for the location, buildout, and commissioning of the new high-tech manufacturing facility. In response to the Australian government’s announcement of the Medical Research Commercialization Initiative, GBS is in the process of evaluating and preparing expressions of interests towards further Australian Government funding, as we believe that GBS firmly fits into the objectives of this initiative. The initiative will focus on Early-Stage Translation and Commercialization Support, which funds support for early-stage medical research and medical innovation projects with commercial potential. The Medical Research Future Fund will have available in total approximately $225 million (USD) of potential project funding over the next 10 years for companies that meet the criteria.

Quality Assurance and Regulatory Affairs

●	Strategic regulatory affairs planning is underway to address the Asian Pacific (APAC) region requirements
●	GBS team is working closely with LSBD on its FDA submissions and the clinical development plan
●	Implementation of new Quality Assurance (QA) system underway
●	Audit of key suppliers in progress

Clinical Development Plan

●	In December, GBS announced that its licensor, Life Science Biosensor Diagnostics (LSBD), has filed an application with the U.S. Food and Drug Administration (FDA) for Breakthrough Device Designation. Based on feedback from the FDA to LSBD, further data generation would be advisable in order to advance this submission, the team is working towards this goal.
●	The team has submitted the correlation clinical trial protocol for IRB approval to the Mills-Peninsula Medical Center (MPMC) in California (which will be responsible for executing this initial clinical trial enrolling 40 subjects.) The objectives will be:

○	Explore the relationship between salivary glucose and plasma glucose as well as the time course between the two testing modalities using Glucose Tolerance Testing in 40 subjects
○	Generation of time course data from these studies to determine salivary glucose characteristics

This will lead to the development of the algorithm between plasma and salivary glucose

It is anticipated that the first stage of this Clinical Plan to be completed by July 2022.

Anticipated Events and Targeted Milestones for Calendar Year 2022

●	Progressing the design transfer to manufacture phase for Saliva Glucose Biosensor and Manufacturing Setup Completed before year end 2022

●	Key Clinical Milestone Targets

○	Correlate saliva glucose to plasma glucose – Research A Study (1H’22)
○	Preliminary Biosensor response – Research B Study (Q3’22)
○	Biosensor Algorithm Development (Q4’22)

Second Quarter 2022 Financial Results

As of December 31, 2021, the Company’s cash, cash equivalents and marketable securities totaled approximately $11.19 million, compared to approximately $12.57 million on June 30, 2021.

For the quarter ended December 31, 2021, the Company had a preliminary net loss of $3.46 million or $0.23 per share, compared to a net loss of $1.99 million or $0.23 per share for the same period in 2020. This is predominantly due to the acceleration of development and commercialization expenditures and the expensing of $2.60 million in prepaid R&D contributions funded in the previous year.

As of December 31, 2021, the Company had 14.88 million shares outstanding.

GBS is of the view that based on the current operating plan and financial resources, its cash, cash equivalents and marketable securities at December 31, 2021, are estimated to be sufficient to continue to cover expenses and capital requirements into H1 2023. Cash runway does not include exercising the glucose North American license option agreement.

Conference Call and Webcast

To participate in today’s conference call, please dial 877-407-3982 (Domestic/Toll-Free) or

201-492-6780 (International) and reference the conference ID: 13726819.

To participate via a webcast, please visit: Webcast Registration Link

(https://78449.themediaframe.com/dataconf/productusers/vvdb/mediaframe/47098/indexl.html)

The webcast will be archived for approximately 30 days and will be available at https://investors.gbs.inc/news-and-events/investor-calendar.

About GBS Inc.

GBS Inc. is a life sciences company developing non-invasive, real-time monitoring and diagnostic tests for patients and their primary health practitioners. With the world-first Biosensor Platform, GBS Inc. is developing and launching diagnostic tests urgently needed to help people living with diabetes.

For more information, please visit GBS.inc or follow GBS Inc. on Twitter and LinkedIn.

Forward-Looking Statements

Some of the statements in this release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995, which involve risks and uncertainties. Forward-looking statements in this press release include, without limitation, GBS Inc.’s ability to develop and commercialize its diagnostic tests, realize commercial benefit from its partnerships and collaborations, and secure regulatory approvals, among others. Although GBS, Inc. believes that the expectations reflected in such forward-looking statements are reasonable as of the date made, expectations may prove to have been materially different from the results expressed or implied by such forward-looking statements. GBS Inc. has attempted to identify forward-looking statements by terminology including ‘‘believes,’’ ‘‘estimates,’’ ‘‘anticipates,’’ ‘‘expects,’’ ‘‘plans,’’ ‘‘projects,’’ ‘‘intends,’’ ‘‘potential,’’ ‘‘may,’’ ‘‘could,’’ ‘‘might,’’ ‘‘will,’’ ‘‘should,’’ ‘‘approximately’’ or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors, included in the Company’s public filings filed with the Securities and Exchange Commission. Any forward-looking statements contained in this release speak only as of its date. We undertake no obligation to update any forward-looking statements contained in this release to reflect events or circumstances occurring after its date or to reflect the occurrence of unanticipated events.

For more information, please contact:

Investor Contact:

Tim McCarthy – Managing Director

LifeSci Advisors, LLC

Tim@LifeSciAdvisors.com

Company Contact:

Spiro Sakiris – Chief Financial Officer

GBS, Inc.

Investor.Relations@gbs.inc

GBS, INC.

PRELIMINARY CONSOLIDATED STATEMENTS OF

OPERATIONS AND COMPREHENSIVE LOSS

(UNAUDITED)

(Amounts in $)

	Three Months Ended December 31,		Six Months Ended December 31,
	2021	2020	2021	2020
Revenue:
Other income:
Government support income	$177,791	$283,037	$177,791	$338,464
Total revenue	177,791	283,037	177,791	338,464

Operating expenses:
General and administrative	1,003,244	671,450	2,335,764	1,192,453
Development and regulatory approval	2,641,182	341,820	2,747,981	372,758
Prospectus and capital raising	-	187,093	-	353,574
Total operating expenses	3,644,426	1,200,363	5,083,745	1,918,785
Loss from operations	(3,466,635)	(917,326)	(4,905,954)	(1,580,321)

Other income (expense):
Interest expense	(675)	(986,860)	(675)	(1,072,688)
Loss from unconsolidated equity method investment	-	-	-	(135,692)
Realized foreign exchange gain (loss)	14	(86,637)	(3,104)	(279,107)
Interest income	3,473	434	8,070	504
Total other income (expense)	2,812	(1,073,063)	4,291	(1,486,983)
Loss before income taxes	(3,463,823)	(1,990,389)	(4,901,663)	(3,067,304)
Income taxes	-	-	-	-
Net loss	(3,463,823)	(1,990,389)	(4,901,663)	(3,067,304)
Net loss attributable to non-controlling interest	(3,825)	(6,425)	(9,013)	(10,830)
Net loss attributable to GBS Inc.	$(3,459,998)	$(1,983,964)	$(4,892,650)	$(3,056,474)

Other comprehensive gain (loss), net of tax:
Foreign currency translation gain (loss)	$7,355	$33,856	$(60,127)	$(16,712)
Total other comprehensive gain (loss)	7,355	33,856	(60,127)	(16,712)
Comprehensive loss	(3,456,468)	(1,956,533)	(4,961,790)	(3,084,016)
Comprehensive loss attributable to non-controlling interest	(3,825)	(6,425)	(9,013)	(10,830)
Comprehensive loss attributable to GBS Inc	$(3,452,643)	$(1,950,108)	$(4,952,777)	$(3,073,186)

Net loss per share, basic and diluted	$(0.23)	$(0.23)	$(0.34)	$(0.35)
Weighted average shares outstanding, basic and diluted	14,882,522	8,622,724	14,444,324	8,626,362

GBS, INC.

PRELIMINARY CONSOLIDATED BALANCE SHEETS

(Unaudited)

(Amounts in $)

	December 31, 2021	June 30, 2021
ASSETS
Current assets:
Cash and cash equivalents	$11,190,622	$12,573,685
Grant receivable, current portion	$1,611,384	2,098,884
Research and development tax incentive receivable	$1,134,846	1,025,455
Other current assets	$148,157	2,509,017
Total current assets	$14,085,009	18,207,041
Grant receivable, net of current portion	$1,150,988	3,148,328
Other non-current assets	$-	504,000
TOTAL ASSETS	$15,235,997	$21,859,369

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$448,886	$1,467,968
Related party payables	9,536	13,323
Current portion of deferred grant income	3,421,837	2,098,884
Current employee benefit liabilities	129,212	102,475
Total current liabilities	4,009,471	3,682,650
Employee benefit liabilities	30,707	21,770
Long-term deferred grant income	1,150,988	3,148,328
Total liabilities	5,191,166	6,852,748
Commitments and contingencies (Note 9)

Shareholders’ equity:
Preferred stock, $0.01 par value, 10,000,000 shares authorized, 0 and 1,300,000 shares issued and outstanding at December 31, 2021 and June 30, 2021, respectively	-	13,000
Common stock, $0.01 par value, 100,000,000 shares authorized, 14,882,522 and 13,582,122 shares issued and outstanding at December 31, 2021 and June 30, 2021, respectively	148,825	135,821
Additional paid-in capital	38,440,085	38,440,089
Accumulated deficit	(27,762,453)	(22,869,803)
Accumulated other comprehensive loss	(721,387)	(661,260)
Total consolidated GBS Inc. equity	10,105,070	15,057,847
Non-controlling interest	(60,239)	(51,226)
Total shareholders’ equity	10,044,831	15,006,621
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$15,235,997	$21,859,369